Exhibit 10.2
[EXECUTION COPY]
SHAREHOLDERS AGREEMENT
          THIS SHAREHOLDERS AGREEMENT (as amended from time to time, the “Agreement”) is made as of May 15, 2003, by and among rue21, inc. (f/k/a Pennsylvania Fashions, Inc.), a Pennsylvania corporation (the “Company”), SKM Equity Fund II, L.P., a Delaware limited partnership (“SKM”), SKM Investment Fund II, a Delaware limited partnership (“SKM Co-Invest” and together with SKM, the “SKM Group”), BNP Paribas of North America, Inc. (“BNP”), UnionBanCal Equities, Inc. (“UBC”) and National City Bank of Pennsylvania (“Nat City”) and any other Person who, from time to time, may become a holder of equity securities of the Company and a party hereto. The SKM Group, BNP, UBC and Nat City are collectively referred to herein as the “Shareholders” and individually as a “Shareholder.” Certain capitalized terms used herein are defined in paragraph 12 hereof.
          The Company and the Shareholders desire to enter into this Agreement for the purposes, among others, of (i) providing the Shareholders with certain beneficial rights, (ii) establishing the composition of the Company’s Board of Directors (the “Board”), (iii) assuring continuity in the management and ownership of the Company and (iv) limiting the manner and terms by which the Shares may be transferred.
          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:
          1. Board of Directors.
          (a) From and after the date hereof and until the provisions of this paragraph 1 cease to be effective, each holder of Shares shall vote all of his, her or its Shares which are voting shares and any other voting securities of the Company over which such holder has voting control and shall take all other reasonably necessary or appropriate actions within his, her or its control (whether in his, her or its capacity as a shareholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all reasonably necessary or appropriate actions within its control (including, without limitation, calling special board and shareholder meetings), so that:
          (i) the authorized number of directors on the Board shall be established at five directors or such other number as may be determined from time to time by the holders of a majority of the SKM Group Shares;
          (ii) except as set forth in subparagraph (iii) below, each of the directors on the Board will be designated by the SKM Group (the “Investor Directors”), determined by the holders of a majority of the SKM Group Shares, which as of the date hereof shall be John F. Megrue, David J. Oddi, Fletcher E. Duke and Robert N. Fisch;

          (iii) one of the directors on the Board (the “Bank Group Director”) will be designated by the holders of 60% or more of the Shares held by the Bank Group;
          (iv) one of the Investor Directors shall serve as Chairman of the Board having the power and duties of such office as set forth in the Company’s Bylaws, with Robert N. Fisch serving as Chairman of the Board as of the date hereof;
          (v) the removal from the Board (with or without cause) of any director shall be at the written request of the Shareholders entitled to designate such director, but only upon such written request and under no other circumstances; and
          (vi) in the event that any director ceases to serve as a member of the Board during his or her term of office, the resulting vacancy on the Board shall be filled by a representative designated by the Shareholders entitled to designate the director that ceased to serve as a member of the Board.
          (b) The Company shall pay the reasonable out-of-pocket expenses incurred by each director in connection with attending the meetings of the Board and any committee thereof. So long as any Investor Director or any Bank Group Director serves on the Board, the Company’s Articles of Incorporation and/or Bylaws shall provide for indemnification and exculpation of directors to the fullest extent permitted under applicable law.
          (c) Notwithstanding anything contained herein to the contrary, without the affirmative vote or consent of the Bank Group Director pursuant paragraph l(a)(iii), the Company shall not permit, validate or effect any of the following actions:
          (i) the change of the business of the Company from substantially that of men’s, women’s or children’s retail apparel and accessories, including entering into any material new line of business;
          (ii) the entering into of any transaction, contract or agreement with any member of the SKM Group or any of their respective Affiliates, other than (A) the management fee letter, dated as of the date hereof, by and between the Company and Saunders Karp & Megrue, LLC and (B) issuances of capital stock which are subject to the preemptive rights set forth in paragraph 11 below;
          (iii) the issuance of Common Stock to directors, officers or employees of the Company and its Subsidiaries in excess of the amount authorized by the Company’s 2003 Ownership Incentive Plan as in effect on the date hereof (the “Ownership Incentive Plan”);
          (iv) except for the amendment of the charter to authorize and permit the issuance of classes of preferred stock, the amendment of the charter or by-laws of the Company; or
          (v) a Prohibited Transfer.

          (d) The Company shall obtain within 90 days from the date of this Agreement, and shall at all times maintain, directors’ and officers’ liability insurance providing coverage for members of the Board in their capacities as such, which coverage is reasonably appropriate for a company of its size and type.
          (e) Except for paragraph l(d), the provisions of this paragraph 1 shall terminate automatically and be of no further force and effect upon the consummation of the Initial Public Offering.
          2. Representations and Warranties.
          (a) Each Shareholder represents and warrants that (i) such Shareholder is the record and beneficial owner of the number of Shares set forth opposite his, her or its name on the Schedule of Shareholders attached hereto, as the same may be amended from time to time, (ii) this Agreement has been duly authorized, executed and delivered by such Shareholder and constitutes the valid and binding obligation of such Shareholder, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and by general principles of equity, and (iii) such Shareholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement. No holder of Shares shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.
          (b) The Company represents and warrants that (i) this Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and by general principles of equity, and (ii) the Company has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement. The Company shall not grant any proxy or become party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.
          3. Restrictions on Transfer of Shares.
          (a) General. No holder of Shares shall sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in any Shares (a “Transfer”), except pursuant to:
          (i) a Transfer to the Company in connection with a termination of such holder’s employment with the Company or any of its Subsidiaries;
          (ii) the provisions of this paragraph 3;
          (iii) the provisions of paragraph 4; or
          (iv) the provisions of paragraph 5;

provided however, that Executive Shareholders shall not be entitled to Transfer any interest in their Shares pursuant to paragraph 3(a) or 3(b).
          Notwithstanding the foregoing, (i) without the prior approval of the Board, which approval shall not be unreasonably withheld, conditioned or delayed, for a period of three years after the effective date of the Plan (other than a Transfer pursuant to paragraph 4 or 5), neither the SKM Group nor BNP may Transfer any of its Shares if its percentage interest in the aggregate amount of Common Shares outstanding after giving effect to any such transfer would be less than its percentage interest in the aggregate amount of Common Shares outstanding immediately prior to the effective date of the Plan (which percentage interests are 49.673% and .654% for the SKM Group and BNP, respectively) (any such Transfer being referred to herein as a “Prohibited Transfer”), and (ii) no member of the Bank Group may Transfer any of its Shares to any transferee pursuant to this paragraph 3 unless such member of the Bank Group also Transfers a pro rata portion of the Bank Debt owned by such member of the Bank Group and its Permitted Transferees to such transferee. Any reference in this Agreement, except in paragraph 3(d) below, to a Transfer of Shares by a member of the Bank Group shall include a Transfer of the pro rata portion of the Bank Debt owned by such member of the Bank Group and its Permitted Transferees. For purposes of clause (i) above, approval of the Board shall be deemed unreasonably withheld, conditioned or delayed if the Transfer could not reasonably be expected to adversely affect the ability of the Borrower to fully utilize all of its net operating loss carryovers for federal income tax purposes (as such carryovers existed immediately prior to the effective date of the Plan as determined by the Company’s certified public accountants).
          Prior to making any Transfer (other than pursuant to an Approved Sale), each Shareholder transferring any Shares (a “Transferring Shareholder”) shall deliver a written notice (a “Transfer Notice”) to the Company and the Shareholders other than the Transferring Shareholder (the “Other Shareholders”) in order to allow the Company and the Shareholders to exercise the rights granted pursuant to paragraphs 3(b) and 3(c) below. The Transfer Notice shall disclose in reasonable detail the identity of the prospective transferee(s), the number of Shares to be transferred, the amount of Bank Debt to be transferred, if any, the consideration to be paid and other terms and conditions of the proposed Transfer. In no event shall any Transfer of Shares pursuant to this paragraph 3 be made by any Shareholder for any consideration other than cash payable upon consummation of such Transfer or in installments over time. No Shareholder shall consummate any Transfer until 30 days after the Transfer Notice has been given to the Company and the Other Shareholders (the “Election Period”), unless the parties to the Transfer have been finally determined pursuant to this paragraph 3 prior to the expiration of such 30-day period. The date of the first to occur of such events is referred to herein as the “Authorization Date.”
          (b) First Refusal Rights. (i) The Company may elect to purchase all or any portion of a Shareholder’s Shares (other than the SKM Group Shares) and Bank Debt, if any, to be transferred upon the same terms and conditions as those set forth in the Transfer Notice by delivering a written notice of such election to such Shareholder and the SKM Group within 20 days after the Transfer Notice has been delivered to the Company. If the Company has not elected to purchase all of such Shareholder’s Shares and Bank Debt to be transferred, the SKM Group may elect to purchase the remaining Shares and Bank Debt to be transferred upon the same terms and conditions as those set forth in the Transfer Notice by delivering written notice of such election to such Shareholder within 25 days after the Transfer Notice has been given to the SKM Group. If more than one of the members of the SKM Group elects to purchase such Shares and Bank Debt, the Shares and Bank Debt to be sold shall be allocated among the SKM Group pro rata according to the number of Shares owned by each such member of the SKM Group. If the Company and/or the SKM Group have not elected to purchase all of such Shareholder’s Shares and Bank Debt specified in the Transfer Notice, such Shareholder may Transfer all of the Shares and Bank Debt specified in the Transfer Notice, subject to the provisions of paragraph 3(c) below, at a price and on terms no more favorable to the transferee(s) thereof than specified in the Transfer Notice during the 30-day period immediately following the Authorization Date.
          (ii) Notwithstanding anything contained herein to the contrary, if a member of the SKM Group proposes to transfer 15% or less of the SKM Group Shares, the Company may elect to purchase all or any portion of such Shareholder’s Shares to be transferred upon the same terms and conditions as those set forth in the Transfer Notice by delivering a written notice of such election to such Shareholder and the members of the Bank Group within 20 days after the Transfer Notice has been delivered to the Company. If the Company has not elected to purchase all of the Shares to be transferred, members of the Bank Group may elect to purchase the remaining Shares to be transferred upon the same terms and conditions as those set forth in the Transfer Notice by delivering written notice of such election to such Shareholder within 25 days after the Transfer Notice has been given to the Bank Group. If more than one of the members of the Bank Group elects to purchase such Shares, the Shares to be sold shall be allocated among the Bank Group pro rata according to the number of Shares owned by each such member of the Bank Group. If the Company and/or members of the Bank Group have not elected to purchase all of such Shares specified in the Transfer Notice, such Shareholder may Transfer all of the Shares specified in the Transfer Notice, subject to the provisions of paragraph 3(c) below, at a price and on terms no more favorable to the transferee(s) thereof than specified in the Transfer Notice during the 30-day period immediately following the Authorization Date.
          (iii) Any Shareholder’s Shares not transferred within the 30-day period specified in paragraph 3(a)(i) or 3(a)(ii), as applicable, shall be subject to the provisions of this paragraph 3 upon subsequent Transfer. If the Company or any of the members of the SKM Group or the Bank Group, as the case may be, have collectively elected to purchase all of the Shares and Bank Debt, if any, specified in the Transfer Notice, the Transfer of such Shares and the Bank Debt, if any, shall be consummated as soon as practical after the delivery of the election notice(s) to the Transferring Shareholder, but in any event within 15 days after the expiration of the Election Period. Each member of the SKM Group may assign their rights under this paragraph 3(b) to (i) an Affiliate or (ii) to a successor or acquirer of all or substantially all of the assets or equity of SKM or SKM Co-Invest, as applicable.
          (c) Participation Rights. If the Company and/or the SKM Group or members of the Bank Group, as the case may be, have not elected to purchase all of the Shares and Bank Debt, if any, to be transferred by a Shareholder pursuant to paragraph 3(b) above or if any member of the SKM Group intends to Transfer 15% or more of the SKM Group Shares, each Other Shareholder may elect to participate in the contemplated Transfer by delivering written notice to the Transferring Shareholder and the Company within 30 days after receipt by such Other Shareholder of the Transfer

Notice. If any Other Shareholder has elected to participate in such Transfer, the Transferring Shareholder and the electing Other Shareholders) shall be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of Shares equal to the product of (i) the quotient determined by dividing the percentage of Shares owned by such Person by the aggregate percentage of Shares owned by the Transferring Shareholder and all electing Other Shareholder(s) and (ii) the number of Shares to be sold in the contemplated sale.
For example, if the Transfer Notice contemplated a sale of 100 Shares, and if the Transferring Shareholder was at such time the owner of 30% of all Shares and if one Other Shareholder elected to participate and such Other Shareholder owned 20% of all Shares, the Transferring Shareholder would be entitled to sell 60 Shares (30% ÷ 50% x 100 Shares) and the electing Other Shareholder would be entitled to sell 40 Shares (20% ÷ 50% x 100 Shares).
The Transferring Shareholder shall use his, her or its commercially reasonable efforts to obtain the agreement of the prospective transferee(s) to the participation of the Other Shareholders in the contemplated Transfer and shall not Transfer any Shares to the prospective transferee(s) if such transferee(s) refuses to allow the participation of the Other Shareholders. Each Shareholder transferring Shares pursuant to this paragraph 3(c) shall pay its pro rata share (based on the number of Shares to be sold) of the expenses incurred by the Shareholders in connection with such Transfer and shall be obligated to join on a pro rata basis (based on the number of Shares to be sold) in any indemnification or other obligations that the Transferring Shareholder agrees to provide in connection with such Transfer (other than any such obligations that relate specifically to a particular Shareholder such as indemnification with respect to representations and warranties given by a Shareholder regarding such Shareholder’s title to and ownership of Shares).
          (d) Permitted Transfers. The restrictions set forth in this paragraph 3 shall not apply with respect to any Transfer of Shares by any Shareholder (i) in the case of an individual, pursuant to applicable laws of descent and distribution or among such individual’s Family Group, (ii) in the case of the SKM Group or any member of the Bank Group, among its Affiliates, (iii) in the case of a member of the Bank Group (other than BNP with respect to its .654% interest in Common Shares until the third anniversary of the effective date of the Plan as described in paragraph 3(a)), to any other member of the Bank Group (collectively clauses (i), (ii) and (iii) are referred to herein as “Permitted Transferees”), or (iv) in connection with an Approved Sale; provided that the restrictions contained in this paragraph 3 shall continue to be applicable to the Shares after any Transfer pursuant to clauses (i) and (ii) above; and provided further that (A) the transferees of such Shares shall have agreed in writing to be bound by the provisions of this Agreement affecting the Shares so transferred and (B) such transfer is made in accordance with applicable securities laws. For purposes of this Agreement, “Family Group” means an individual’s spouse and descendants (whether natural or adopted) and any trust solely for the benefit of the individual and/or the individual’s spouse and/or descendants. For purposes of this Agreement, “Affiliate” of an entity means any other Person, directly or indirectly controlling, controlled by or under common control with an entity or any partner of any entity which is a partnership, and for purposes of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management and policies, whether through the ownership of voting securities or partnership or member interests, by contract or otherwise. Without limiting the generality of the foregoing, a Person shall be deemed to control any other Person in which it or any of its Affiliates owns, directly or indirectly, a majority of the ownership interests of such person. Notwithstanding the foregoing, (i) no party hereto shall avoid the provisions of this Agreement by making one or more transfers to one or more Permitted Transferees and then disposing of all or any portion of such parry’s interest in any such Permitted Transferee and (ii) if the Shareholder is a Person other than an individual, such Shareholder shall not avoid the provisions of this Agreement by transferring a controlling equity interest in such Shareholder to a non-Permitted Transferee.
          (e) Termination of Restrictions. The restrictions on the Transfer of Shares set forth in this paragraph 3 shall terminate with respect to each Share upon the earlier of: (i) the consummation of an Approved Sale or (ii) the consummation of the Initial Public Offering.
          4. Sale of the Company.
          (a) If the Board and the holders of a majority of the SKM Shares approve and produce an Independent Third Party or group of Independent Third Parties to acquire the Company pursuant to a Sale of the Company (an “Approved Sale”), each holder of Shares shall vote for, consent to and raise no objections against such Approved Sale and shall waive any dissenters’ rights, appraisal rights or similar rights in connection therewith, to the extent permitted by applicable law. If the Approved Sale is structured as a sale of shares, each holder of Shares shall agree to sell all of his, her or its Shares and rights to acquire Shares on the terms and conditions approved by the Board and the holders of a majority of the SKM Shares. Each holder of Shares shall take all necessary and appropriate actions in connection with the consummation of the Approved Sale as reasonably requested by the Company (whether in his, her or its capacity as a shareholder, director, member of a board committee or other governing body or committee, and including attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings).
          (b) Upon the consummation of the Approved Sale, each Shareholder shall receive in exchange for the Shares held by such Shareholder the same portion of the aggregate consideration from such Approved Sale that such Shareholder would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Company’s Articles of Incorporation as in effect immediately prior to the consummation of such Approved Sale. All holders of Shares representing then currently exercisable options or warrants to acquire Common Shares shall be given an opportunity, at the Board’s discretion, to either (A) exercise such options or warrants prior to the consummation of the Approved Sale and participate in such sale as holders of Common Shares or (B) upon the consummation of the Approved Sale, receive in exchange for such options or warrants consideration equal to the amount determined by multiplying (1) the same amount of consideration per Common Share received by the holders of Common Shares in connection with the Approved Sale less the exercise price per Common Share of such options or warrants to acquire Common Shares by (2) the number of Common Shares represented by such then currently exercisable options or warrants.
          (c) If the Company or the holders of the Company’s securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the

Securities and Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), each holder of Shares will, at the request of the Company, appoint a “purchaser representative” (as such term is defined in Rule 501) reasonably acceptable to the Company. If any such holder of Shares appoints a purchaser representative designated by the Company, then the Company shall pay the fees of such purchaser representative, but if such holder of Shares declines to appoint the purchaser representative designated by the Company, such holder shall appoint another purchaser representative, and such holder shall be responsible for the fees of the purchaser representative so appointed.
          (d) Generally, the Company shall pay all transaction costs associated with any Approved Sale to the extent such costs are incurred for the benefit of all holders of Shares. To the extent such costs are not incurred by the Company prior to the distribution to the holders of Shares of proceeds from any Approved Sale or by the acquiring company, such costs shall be borne by each holder according to his, her or its pro-rata share (based upon the amount of consideration received by such holder for such Shares in the Approved Sale) of the costs of any Approved Sale. Each holder of Shares shall be obligated to join on a pro rata basis (based upon the amount of consideration received by such holder for such Shares in the Approved Sale) in any indemnification or other obligations that the holders of a majority of the SKM Shares agree to provide in connection with such Approved Sale (other than any such obligations that relate specifically to a holder of Shares such as indemnification with respect to representations and warranties given by a holder regarding such holder’s title to and ownership of Shares); provided that such indemnification shall not exceed such holder’s net proceeds from such Approved Sale.
          (e) In order to secure each Shareholder’s obligation to vote his, her or its Shares and other voting securities of the Company in accordance with the provisions of this paragraph 4, each Shareholder hereby appoints SKM as his, her or its true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of his, her or its Shares and other voting securities of the Company for the approval and consummation of an Approved Sale and all such other matters as expressly provided for in this paragraph 4. SKM may exercise the irrevocable proxy granted to it hereunder at any time any Shareholder fails to comply with the provisions of this paragraph 4. The proxies and powers granted by each Shareholder pursuant to this paragraph 4(e) are coupled with an interest and are given to secure the performance of each Shareholder’s obligations and duties under this paragraph 4. Such proxies and powers shall be irrevocable for so long as such Shareholder holds any Shares and shall survive the death, incompetency, disability, bankruptcy or dissolution of such Shareholder and the subsequent holders of his, her or its Shares.
          (f) The provisions of this paragraph 4 shall terminate immediately prior to the consummation of the Initial Public Offering.
          5. Initial Public Offering. In the event that the Board and the holders of a majority of the SKM Shares then outstanding approve an Initial Public Offering, the holders of Shares shall take all necessary or appropriate actions in connection with the consummation of the Initial Public Offering. In the event that such Initial Public Offering is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the capital share structure would adversely affect the marketability of the offering, each holder of Shares shall consent to and vote for a recapitalization, reorganization and/or exchange of his, her or its capital shares into securities that the managing underwriters, the Board and holders of a majority of the SKM Shares then outstanding find acceptable and shall take all necessary or appropriate actions in connection with the consummation of the recapitalization, reorganization and/or exchange; provided that the resulting securities must reflect and be substantially consistent with the rights, preferences and obligations set forth in the Company’s Articles of Incorporation as in effect immediately prior to such Initial Public Offering.
          6. Holdback Agreement. Neither the Company nor any holder of Shares shall effect any public sale or distribution (including sales pursuant to Rule 144 of the Securities Act) of any Shares or of any other capital shares or equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such shares or securities, during the period before, during and after the effective date of the Initial Public Offering or any subsequent underwritten registration (except as part of such underwritten registration) that is agreed to by the underwriters managing the registration and the holders of a majority of the SKM Shares.
          7. Legend. Each certificate evidencing Shares and each certificate issued in exchange for or upon the transfer of any Shares (if such shares remain Shares after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:
“The securities represented by this certificate are subject to certain restrictions set forth in a Shareholders Agreement dated as of May 15, 2003, among the issuer of such securities (the “Company”) and certain of the Company’s shareholders, as amended and modified from time to time. A copy of such Shareholders Agreement shall be furnished without charge by the Company to the holder hereof upon written request.”
In addition, each certificate evidencing Shares and each certificate issued in exchange for or upon the transfer of any Shares (if such shares remain Shares after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:
“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”) and may not be sold or transferred in the absence of an effective registration statement under the Act or exemption from registration thereunder.”
The Company shall imprint such legends, as appropriate, on certificates evidencing Shares outstanding as of the date hereof. The legends set forth above shall be removed from the certificates evidencing any Shares which cease to be Shares pursuant to the definition of “Shares.”
          8. Transfers. Prior to any holder of Shares transferring any Shares (except Transfers pursuant to paragraphs 3(c) or 4) to any Person and prior to the Company issuing or selling any Common Shares or any options or other rights to acquire Common Shares or any securities convertible into or exchangeable for Common Shares to any Person, such holder or the Company, as the case may be, shall cause the prospective transferee to be bound by this Agreement and to execute and deliver to the Company and the other holders of Shares a counterpart of this Agreement or, in the case of the Company, to execute and deliver and be bound by a separate agreement with similar restrictions and obligations.
          9. Additional Shareholders. In connection with the issuance of any additional equity securities of the Company to any Person or the transfer of any equity securities of the Company to any Person, such Person shall become a party to this Agreement and succeed to all of the rights and obligations of a “Shareholder” and/or an “Executive Shareholder” under this Agreement by providing each party hereto with an executed counterpart signature page to this Agreement, and, upon such execution, such Person shall for all purposes be a “Shareholder”, and/or an “Executive Shareholder” to this Agreement, as applicable.
          10. Transfer of Restricted Securities.
          (a) General Provisions. Restricted Securities are transferable only pursuant to (i) public offerings registered under the Securities Act, (ii) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule is available and (iii) subject to the conditions specified in paragraph (b) below, any other legally available means of transfer.
          (b) Opinion Delivery. In connection with the Transfer of any Restricted Securities (other than a transfer described in paragraph 10(a)(i) or (ii) above), the holder thereof shall deliver written notice to the Company describing in reasonable detail the Transfer or proposed Transfer, together with an opinion of Kirkland & Ellis, Kramer Levin Naftalis & Frankel LLP or other counsel which (to the Company’s reasonable satisfaction) is knowledgeable in securities law matters to the effect that such Transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to the Company an opinion of Kirkland & Ellis, Kramer Levin Naftalis & Frankel LLP or such other approved counsel that no subsequent Transfer of such Restricted Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated Transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in paragraph 7. If the Company is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof shall not Transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this paragraph.
          11. Preemptive Rights.
          (a) Each Shareholder shall have a preemptive right to purchase its pro rata share of all Equity Securities (as defined below) that the Company may, from time to time, propose to sell and issue after the date of this Agreement, except for (i) sales or issuances of Equity Securities pro rata to all holders of Common Shares, as a share dividend, share split, recapitalization or like transaction, (ii) sales or issuances of Equity Securities to directors, officers and employees of the Company and its Subsidiaries pursuant to the Ownership Incentive Plan or (iii) sales or issuances of Equity Securities as consideration in connection with bona fide acquisitions. Each Shareholder’s pro rata share is equal to the ratio of (a) the number of Shares which such Shareholder is deemed to be a holder of immediately prior to the issuance of such Equity Securities to (b) the total number of

Shares outstanding immediately prior to the issuance of the Equity Securities. The term “Equity Securities” shall mean (i) any Common Stock, preferred stock or other security of the Company, (ii) any security convertible, with or without consideration, into any Common Stock, preferred stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, preferred stock or other security or (iv) any such warrant or right. If the Company proposes to issue any Equity Securities, it shall give each Shareholder written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Shareholder shall have thirty (30) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Shareholder who would cause the Company to be in violation of applicable securities laws by virtue of such offer or sale.
          (b) If not all of the Shareholders elect to purchase their pro rata share of the Equity Securities, then the Company shall promptly notify in writing the Shareholders who do so elect and shall offer such Shareholders the right to acquire such unsubscribed shares. Each Shareholder shall have ten (10) days after receipt of such notice to notify the Company of its election to purchase all or a portion thereof of the unsubscribed shares.
          (c) If the Shareholders fail to exercise in full the preemptive rights, the Company shall have thirty (30) days thereafter to sell the Equity Securities in respect of which the Shareholders’ rights were not exercised, at a price and upon terms and conditions no more favorable to the purchasers thereof than specified in the Company’s notice to the Shareholders pursuant to paragraph 8(b). If the Company has not sold such Equity Securities within thirty (30) days of the notice provided pursuant to paragraph 8(b), the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Shareholders in the manner provided above.
          (d) The rights of the Shareholders under this paragraph 11 shall terminate immediately prior to the consummation of the Initial Public Offering.
          12. Definitions.
          “5% Owner” has the meaning set forth in the definition of “Independent Third Party” below.
          “Affiliate” has the meaning set forth in paragraph 3(d).
          “Agreement” has the meaning set forth in the preamble.
          “Approved Sale” has the meaning set forth in paragraph 4(a).
          “Authorization Date” has the meaning set forth in paragraph 3(a).
          “Bank Debt” means the indebtedness incurred by the Company pursuant to the terms of the Credit Agreement.

          “Bank Group” means BNP, UBC, Nat City and their respective successors and assigns; provided, that no member of the SKM Group, none of their respective Affiliates and none of their respective successors and assigns shall be members of the Bank Group.
          “Board” has the meaning set forth in the preamble.
          “BNP” has the meaning set forth in the preamble.
          “Common Shares” means shares of Common Stock.
          “Common Stock” means common stock, par value $0.01, per share of the Company.
          “Company” has the meaning set forth in the preamble.
          “Credit Agreement” means the Second Amended and Restated Credit Agreement dated as of May 15, 2003 among the Company, the Banks (as defined therein), and BNP Paribas, as agent for the Lenders (as defined therein).
          “Election Period” has the meaning set forth in paragraph 3(a).
          “Executive Shareholder” means (i) a Shareholder who is an officer or employee of the Company or its Subsidiaries or (ii) any Shareholder who acquired Shares pursuant to an option agreement.
          “Family Group” has the meaning set forth in paragraph 3(d).
          “Independent Third Party” means any Person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Company’s Common Shares on a fully-diluted basis (a “5% Owner”), who is not controlling, controlled by or under common control with any such 5% Owner and who is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other Persons.
          “Initial Public Offering” means the initial public offering of the Company’s Common Shares pursuant to a registration statement filed under the Securities Act of 1933, as amended, or any similar federal law then in force.
          “Investor Directors” has the meaning set forth in paragraph 1(a)(ii).
          “Other Shareholders” has the meaning set forth in paragraph 3(a).
          “Permitted Transferees” has the meaning set forth in paragraph 3(d).
          “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.
          “Plan “ means the First Amended Plan of Reorganization (including all exhibits thereto) of the Company dated March 25, 2003, as amended.

          “Prohibited Transfer” has the meaning set forth in paragraph 3(a).
          “Restricted Securities” means (i) the Common Shares, other than the Common Shares held by members of the Bank Group, and (ii) any securities issued with respect to the securities referred to in clause (i) above by way of a share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) been distributed to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in paragraph 7 have been delivered by the Company in accordance with paragraph 10(b). Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in paragraph 7.
          “Sale of the Company” means the sale of the Company on an arms-length basis to an Independent Third Party or group of Independent Third Parties pursuant to which such party or parties acquire (i) capital shares of the Company possessing the voting power under normal circumstances to elect a majority of the Company’s board of directors (whether by merger, consolidation or sale or transfer of the Company’s capital shares) or (ii) all or substantially all of the Company’s assets determined on a consolidated basis.
          “Securities Act” means the Securities Act of 1933, as amended from time to time.
          “Shareholders” has the meaning set forth in the preamble.
          “Shares” means (i) any Common Shares purchased or otherwise acquired by any Shareholder and (ii) any Common Shares issued or issuable with respect to the securities referred to in clause (i) above, by way of exercise, conversion, share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares constituting Shares, such shares shall cease to be Shares when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (other than Rule 144(k)), or any similar provision then in force, under the Securities Act.
          “SKM” has the meaning set forth in the preamble.
          “SKM Co-Invest” has the meaning set forth in the preamble.
          “SKM Group” has the meaning set forth in the preamble.
          “SKM Group Shares” means (i) any Common Shares purchased or otherwise acquired by the SKM Group and (ii) any Common Shares issued or issuable with respect to the securities referred to in clause (i) above by way of exercise, conversion, share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.
          “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of the limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing member, director or general partner of such limited liability company, partnership, association or other business entity.
          “Transfer” has the meaning set forth in paragraph 3(a).
          “Transferring Shareholder” has the meaning set forth in paragraph 3(a).
          “Transfer Notice” has the meaning set forth in the paragraph 3(a).
          13. Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Shares as the owner of such Shares for any purpose.
          14. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Shareholders unless such modification, amendment or waiver is approved in writing by the Company and SKM; provided that no such amendment or action which adversely and disproportionately affects any particular Shareholder vis-a-vis the other Shareholders shall be effective against such Shareholder without the prior written consent of such Shareholder; provided, further, that this paragraph 14 shall not be amended without the prior written consent of all of the Shareholders. The Company shall give prompt written notice of any amendment or termination hereof or waiver hereunder to any Shareholder that did not consent in writing to such amendment, termination or waiver. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. The addition of any Person as a party to this Agreement shall not constitute a modification or amendment to any provision of this Agreement.
          15. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
          16. Entire Agreement. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.
          17. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Shareholders and any subsequent holders of Shares and the respective successors and assigns of each of them, so long as they hold Shares.
          18. Counterparts. This Agreement may be executed in separate counterparts (including by manual telecopied signature pages), each of which shall be an original and all of which taken together shall constitute one and the same agreement.
          19. Remedies. The Company and each Shareholder shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and any Shareholder may in his, her or its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.
          20. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) or sent by facsimile transmission to the Company at the address set forth below and to any other recipient at such address indicated on the Schedule of Shareholders attached hereto, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices shall be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail, one day after deposit with a reputable overnight courier service (charges prepaid) and upon machine generated acknowledgment when sent by facsimile. The Company’s address is:
rue21, inc.
155 Thomhill Road
Warrendale, Pennsylvania 15086
Attn:  Robert N. Fisch
Telecopy:     (724) 776-1766
Telephone:   (724) 776-9780

with copies to (which shall not constitute notice to the Company):
Saunders, Karp & Megrue
262 Harbor Drive, 4th
Floor Stamford, CT 06902
Attn:  David J. Oddi
Telecopy:     (203) 708-6677
Telephone:   (203) 708-6600
Kirkland & Ellis
200 East Randolph Drive
Chicago, IL 60601
Attn:  William S. Kirsch, P.C.
           E. Paul Quinn
Telecopy:     (312) 861-2200
Telephone:   (312) 861-2000
          21. Governing Law. All issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania, without giving effect to any choice of law or conflict of law rules or provisions (whether of the Commonwealth of Pennsylvania or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Pennsylvania.
          22. Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company’s chief-executive office is located, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.
          23. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.
          24. No Effect Upon Lending Relationships. Notwithstanding anything herein to the contrary, nothing contained in this Agreement shall affect, limit or impair the rights and remedies of the Bank Group in their capacity as lenders to the Company pursuant to any agreement under which the Company has borrowed money, including, without limitation, the Credit Agreement.
* * * *

          IN WITNESS WHEREOF, the parties hereto have executed this Shareholders Agreement on the day and year first above written.

PENNSYLVANIA FASHIONS, INC.
By:	/s/ Charles F. Heider
	Name:	Charles F. Heider
Its: Secretary & Treasurer

SKM EQUITY FUND II, L.P.

By:	SKM Partners, L.P.
Its:	General Partner

By:	Saunders, Karp & Megrue Partners, L.L.C.
Its:	General Partner

By:
Name:
Its:

SKM INVESTMENT FUND II
By:	Saunders, Karp & Megrue, L.L.C.
Its:	General Partner

By:
Name:
Its:

BNP PARIBAS
By:
Name:
Its:

UNION BANK OF CALIFORNIA
By:
Name:
Its:

          IN WITNESS WHEREOF, the parties hereto have executed this Shareholders Agreement on the day and year first above written.

PENNSYLVANIA FASHIONS, INC.
By:
Name:
Its:

SKM EQUITY FUND II. L.P.
By:	SKM Partners, L.P.
Its:	General Partner

By:	Saunders Karp & Magrue Partners, L.L.C.
Its:	General Partner

By:	/s/ Authorized Signatory
Name:
Its:

SKM INVESTMENT FUND II
By:	Saunders Karp & Magrue Partners, L.L.C.
Its:	General Partner

By:	/s/ Authorized Signatory
Name:
Its:

BNP PARIBAS OF NORTH AMERICA, INC.
By:	/s/ Authorized Signatory
	Name:	Authorized Signatory
Its: Vice President

By:
Name:
Its:

UNIONBANCAL EQUITIES, INC.
By:
Name:
Its:

NATIONAL CITY BANK OF PENNSYLVANIA
By:
Name:
Its:

BNP PARIBAS OF NORTH AMERICA, INC.
By:
Name:
Its:

By:
Name:
Its:

UNIONBANCAL EQUITIES, INC.
By:	/s/ J. Kevin Sampson
	Name:	J. Kevin Sampson
Its: Vice President

NATIONAL CITY BANK OF PENNSYLVANIA
By:
Name:
Its:

BNP PARIBAS OF NORTH AMERICA, INC.
By:
Name:
Its:

By:
Name:
Its:

UNIONBANCAL EQUITIES, INC.
By:
Name:
Its:

NATIONAL CITY BANK OF PENNSYLVANIA
By:	/s/ James E. Graham
	Name:	James E. Graham
Its: Assistant Vice President

SCHEDULE OF SHAREHOLDERS

Number of
Common Shares

SKM Equity Fund II, L.P.	686,274.51
262 Harbor Drive, 4th Floor Stamford, Connecticut 06902 Attn: David J. Oddi Telecopy: (203) 708-6677 Telephone: (203) 708-6600

SKM Investment Fund II	13,725.49
262 Harbor Drive, 4th Floor Stamford, Connecticut 06902 Attn: David J. Oddi Telecopy: (203) 708-6677 Telephone: (203) 708-6600

BNP Paribas of North America, Inc.	169,047.30
787 Seventh Avenue New York, New York 10019 Attention: Fletcher Duke
Asset Workout Department
Telecopy: (212) 841-3565 Telephone: (212) 841-3493

With a copy to:

Kramer Levin Naftalis & Frankel LLP
919 Third Avenue New York, New York 10022 Attention: David Feldman, Esq. Telecopy: (212) 715-8000 Telephone: (212) 715-9100

UnionBanCal Equities, Inc.	75,000.00
445 South Figueroa Street-2IST Floor Los Angeles, CA 90071 Attention: John K. Sampson Telecopy: (213) 236-7619 Telephone: (213) 236-6585

Number of
Common Shares

National City Bank of Pennsylvania	55,952.70
National City Center 20 Stanwix Street Pittsburgh, PA 15222 Attention: James E. Graham
(Special Assets Dept. 25-185)
Telecopy: (412) 471-0966 Telephone: (412) 644-7952

Total	1,000,000.00